UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2006

MILLIPORE CORPORATION

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	001-09781 (0-1052)	04-2170233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Concord Road, Billerica, Massachusetts 01821

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code: (978) 715-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On June 6, 2006, we, certain of our subsidiaries and certain of our lenders entered into an amendment of our credit facility to permit us to consummate our acquisition of Serologicals Corporation, issue the convertible notes and incur certain additional indebtedness in connection with the acquisition.

The amendment also provides for certain other changes to our credit facility that will become effective only upon the consummation of the Serologicals acquisition and the satisfaction of certain other customary conditions. These changes include the following:

•	increases in the interest rate and commitment fees we must pay, which will be based upon the ratings assigned to our credit facility by Moody’s and Standard & Poor’s;

•	amendments to certain restrictive covenants and financial covenants in our credit facility; and

•	requiring us and certain of our subsidiaries to pledge substantially all of our assets to secure our obligations under the credit facility in the event that the Moody’s and Standard & Poor’s ratings for our credit facility fall below certain specified levels.

In addition, we are seeking to amend the credit facility to extend its maturity to June 6, 2011. Under the terms of our credit facility, this change must be approved by all lenders. If the required approvals are obtained, the extension of the credit facility’s maturity will become effective upon the consummation of the Serologicals acquisition and the satisfaction of other customary conditions.

The foregoing description of the amendment is not complete and is qualified in its entirety by reference to the full text of the amendment and consent, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Certain of the lenders and their respective affiliates, have performed, and may in the future perform for Millipore and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expense reimbursement.

Purchase Agreement

On June 7, 2006, Millipore entered into a Purchase Agreement (the “Purchase Agreement”) with UBS Securities LLC, on behalf of itself and Goldman, Sachs & Co., as representatives for all of the initial purchasers named therein (the “Initial Purchasers”).

Under the Purchase Agreement, Millipore agreed to sell $550,000,000 aggregate principal amount of 3.75% Convertible Senior Notes due 2026 (the “Notes”) in a private offering for proceeds to Millipore, after deducting the underwriting discount and before expenses, of $537,625,000. The closing of the sale of the Notes is expected occur on June 13, 2006, subject to customary closing conditions and terms. The Notes are to be issued pursuant to an indenture to be entered into between Millipore and Wilmington Trust Company, as trustee. To the extent the Initial Purchasers sell more than $550,000,000 in principal amount of Notes, they will have an option for 13 days to purchase up to an additional $82,500,000 in principal amount of Notes from Millipore at the offering price less the underwriting discount.

Certain of the Initial Purchasers and their respective affiliates, have performed, and may in the future perform for Millipore and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expense reimbursement.

The foregoing description of the Purchase Agreement and related matters is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description

1.1	Purchase Agreement dated as of June 7, 2006, among Millipore Corporation, and UBS Securities LLC on behalf of itself and Goldman, Sachs & Co., as representatives for the initial purchases named therein.

10.1	Amendment No. 1 and Consent dated as of June 6, 2006 among Millipore Corporation, certain of its subsidiaries, Bank of America, N.A., as Administrative Agent, and the other lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

/s/ Jeffrey Rudin
Jeffrey Rudin Vice President and General Counsel

Date: June 9, 2006

Exhibit No.	Description

1.1	Purchase Agreement dated as of June 7, 2006, among Millipore Corporation, and UBS Securities LLC on behalf of itself and Goldman, Sachs & Co., as representatives for the initial purchases named therein.

10.1	Amendment No. 1 and Consent dated as of June 6, 2006 among Millipore Corporation, certain of its subsidiaries, Bank of America, N.A., as Administrative Agent, and the other lenders named therein.